Exhibit 99.1

Schedule A - Filing Subsidiaries

1.	Basell Finance USA Inc.

2.	Basell Germany Holdings GmbH

3.	Basell North America Inc.

4.	Basell USA Inc.

5.	Circle Steel Corporation

6.	Duke City Lumber Company, Inc.

7.	Equistar Chemicals, LP

8.	Equistar Transportation Company, LLC

9.	Glidco Leasing, Inc.

10.	Glidden Latin America Holdings Inc.

11.	HOISU Ltd.

12.	Houston Refining LP

13.	HPT 28 Inc.

14.	HPT 29 Inc.

15.	H.W. Loud Co.

16.	IMWA Equities II, Co., L.P.

17.	ISB Liquidating Company

18.	LBI Acquisition LLC

19.	LBIH LLC

20.	LeMean Property Holdings Corporation

21.	Lyondell Asia Pacific, Ltd.

22.	Lyondell Chemical Company

23.	Lyondell Chemical Delaware Company

24.	Lyondell Chemical Espana Co.

25.	Lyondell Chemical Europe, Inc.

26.	Lyondell Chemical International Co.

27.	Lyondell Chemical Nederland, Ltd.

28.	Lyondell Chemical Products Europe, LLC

29.	Lyondell Chemical Properties, L.P.

30.	Lyondell Chemical Technology Management, Inc.

31.	Lyondell Chemical Technology 1 Inc.

32.	Lyondell Chemical Technology, L.P.

33.	Lyondell Chimie France LLC

34.	Lyondell-Equistar Holdings Partners

35.	Lyondell Europe Holdings Inc.

36.	Lyondell Greater China, Ltd.

37.	Lyondell Houston Refinery Inc.

38.	Lyondell LP3 GP, LLC

39.	Lyondell LP3 Partners, LP

40.	Lyondell LP4 Inc.

41.	Lyondell (Pelican) Petrochemical L.P. 1, Inc.

42.	Lyondell Petrochemical L.P. Inc.

43.	Lyondell Refining Company LLC

44.	Lyondell Refining I LLC

45.	LyondellBasell Advanced Polyolefins USA Inc.

46.	LyondellBasell Finance Company

47.	MHC Inc.

48.	Millennium America Holdings Inc.

49.	Millennium America Inc.

50.	Millennium Chemicals Inc.

51.	Millennium Holdings, LLC

52.	Millennium Petrochemicals GP LLC

53.	Millennium Petrochemicals Inc.

54.	Millennium Petrochemicals LP LLC

55.	Millennium Petrochemicals Partners, LP

56.	Millennium Realty Inc.

57.	Millennium Specialty Chemicals Inc.

58.	Millennium US Op Co LLC

59.	Millennium Worldwide Holdings I Inc.

60.	MWH South America LLC

61.	National Distillers & Chemical Corporation

62.	NDCC International II Inc.

63.	Nell Acquisition (US) LLC

64.	Penn Export Company, Inc.

65.	Penn Navigation Company

66.	Penn Shipping Company, Inc.

67.	Penntrans Company

68.	PH Burbank Holdings, Inc.

69.	Power Liquidating Company, Inc.

70.	Quantum Acceptance Corporation

71.	SCM Plants, Inc.

72.	Suburban Propane GP, Inc.

73.	Tiona, Ltd.

74.	UAR Liquidating Inc.

75.	USI Chemicals International, Inc.

76.	USI Credit Corp.

77.	USI Puerto Rico Properties, Inc.

78.	Walter Kidde & Company, Inc.

79.	Wyatt Industries, Inc.

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